Exhibit 10.5

AMENDMENT NUMBER ONE

TO

H.H. GREGG SUPPLEMENTAL RETIREMENT EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT NUMBER ONE to the H.H. Gregg Supplemental Retirement Executive Plan (“Plan”) is executed this 26 day of December, 2004, by Gregg Appliances, Inc.(“Company”).

WITNESSETH:

WHEREAS, the Company established the Plan effective as of April 1, 2000;

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 6.1 of the Plan;

WHEREAS, the Company now desires to amend the Plan to eliminate the possibility of successor liability as provided in Section 7.9 of the Plan; and

WHEREAS, the Company now desires to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986 (“Code”) which becomes effective with respect to deferrals of compensation on and after January 1, 2005.

NOW, THEREFORE, the Plan is hereby amended, effective as provided herein, as follows:

1. Section 6.2 “Termination of the Plan” is amended effective January 1, 2005 to be and read as follows:

“‘Section 6.2. Termination of the Plan.’ The Company may terminate the Plan at any time in its sole discretion. Absent an amendment to the contrary, Plan benefits that had accrued prior to the termination will be paid at the times and in the manner provided for by the Plan at the time of the termination. No accelerated distributions shall be permitted by the Plan, with or without a Plan amendment, with respect to the termination of the Plan on or after January 1, 2005 and with respect to credits, earned on or after January 1, 2005, and earnings on such credits to the extent such accelerated distributions are prohibited by the Internal Revenue Code Section 409A.”

2. Section 7.9 “Corporate Successors” is amended effective November 1, 2004 to be and read as follows:

“‘Section 7.9. Corporate Successors.’ In the event of the sale of the Company, the Plan shall continue, however, the acquiring company shall not be liable for any obligations under the plan and the Company shall remain responsible for the liabilities of the Plan.”

3. A new Section 7.15 “Internal Revenue Code Section 409A” is incorporated into the Plan, effective January 1, 2005, to be and read as follows:

“‘Section 7.15 Internal Revenue Code Section 409A.’ Notwithstanding anything in the Plan to the contrary and to the extent required by Internal Revenue Code Section 409A, the Plan shall comply with and be operated and interpreted to be consistent with all of the requirements of Internal Revenue Code Section 409A including the restrictions on the timing of elections and Changes to elections as to deferrals, timing and form of distributions.”

4. In all other respects the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be executed as of the date and year set forth above.

GREGG APPLIANCES, INC.

By:	/s/ Jerry W. Throgmartin
Title:	Chief Executive Officer

ATTEST:

/s/ Michael D. Stout

3